Exhibit 99. (g)(1)(i)

SCHEDULE B

FUNDS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date

HSBC Investor Global Emerging Markets Fixed Income Fund	November 1, 2006

HSBC Investor Growth and Income Fund	February 1, 2007

HSBC Investor Mid-Cap Fund	February 1, 2007

HSBC Investor LifeLine Funds (comprised of HSBC Investor Aggressive Growth Strategy Fund, HSBC Investor Growth Strategy Fund, HSBC Investor Moderate Growth Strategy Fund, and HSBC Investor Conservative Growth Strategy Fund)

February 1, 2007

HSBC Investor New York Tax-Free Bond Fund	March 9, 2007

HSBC Investor California Tax-Free Money Market Fund	April 13, 2007

HSBC Investor Money Market Fund	April 13, 2007

HSBC Investor New York Tax-Free Money Market Fund	April 13, 2007

HSBC Investor Tax-Free Money Market Fund	April 13, 2007

HSBC Investor U.S. Government Money Market Fund	April 13, 2007

HSBC Investor U.S. Treasury Money Market Fund	April 13, 2007

HSBC Investor India Equity Fund	_________, 2008

HSBC Investor China Equity Fund	_________, 2008

HSBC Investor BRIC Equity Fund	July 1, 2008

HSBC Investor Climate Change Fund	July 1, 2008

Date last updated:	May 27, 2008

SCHEDULE B-1

PORTFOLIOS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date

HSBC Investor Core Fixed Income Portfolio	February 1, 2007

HSBC Investor Growth Portfolio	February 1, 2007

HSBC Investor High Yield Fixed Income Portfolio	February 1, 2007

HSBC Investor International Equity Portfolio	February 1, 2007

HSBC Investor Short Duration Fixed Income Portfolio	February 1, 2007

HSBC Investor Small Cap Equity Portfolio	February 1, 2007

HSBC Investor Value Portfolio	February 1, 2007

HSBC Investor Core Plus Fixed Income Portfolio	March 9, 2007

HSBC Investor Intermediate Duration Fixed Income Portfolio	March 9, 2007

Date last updated:	May 27, 2008